Exhibit 10.4

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [ ], 2024, by and between the undersigned (each, the “Holder”) and [Medera Inc.], a British Virgin Islands business company limited by shares (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A.  Keen Vision Acquisition Corporation, a British Virgin Islands business company limited by shares (“Parent”), the Company (previously known as [ ], a Cayman Islands business company limited by shares and wholly owned subsidiary of the Parent (the predecessor of the Company prior to the Business Combination, “Purchaser”), [ ], a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”), and Medera Inc., a Cayman Islands exempted company (“Medera”) have entered into that certain Merger Agreement dated as of August [*], 2024 (as supplemented by joinders and as it may further be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (a) Parent will be merged with and into Purchaser (the “Reincorporation Merger”), with Purchaser surviving the Reincorporation Merger, and (b) Merger Sub will be merged with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a direct wholly owned subsidiary of Purchaser (collectively, the “Business Combination”). Following the Business Combination, Purchaser will be a publicly traded company listed on a stock exchange in the United States. All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

B. Each Holder is the record owner of certain ordinary shares of the Company, par value $0.0001 per share (the “Company Ordinary Shares”).

C. As a condition of, and as a material inducement for Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement upon the consummation of the Business Combination.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(b) For purpose of this Agreement, the “Lock-up Period” means with respect to the Lock-up Shares, the period commencing on the Closing Date and ending on the date that is nine (9) months thereafter, subject to the following:

(i) if at any time subsequent to the date hereof, the share price of the Company Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period, then the Lock-Up Period shall be deemed to have expired as of such date with respect to 25% of the Lock-up Shares of each Holder (the “25% Tranche”); it being understood that if this clause (i) is not triggered before the expiration of the Lock-Up Period then the full 25% Tranche of each Holder will be subject to the full nine (9) month Lock-Up Period; and

(ii) with respect to the remaining 75% of the Lock-Up Shares of each Holder (the “75% Tranche”), the Lock-Up Period will be as follows:

(A) for 15% of the 75% Tranche, the Lock-Up Period will be three (3) months after the Closing Date;

(B) for 35% of the 75% Tranche, the Lock-Up Period will be six (6) months after the Closing Date; and

(C) for 50% of the 75% Tranche, the Lock-Up Period will be nine (9) months after the Closing Date.

(c) During the Lock-up Period, the Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Company.

(d) In furtherance of the foregoing, the Company will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Company’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Company’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

The restrictions set forth herein shall not apply to: (1) transfers or distributions to the Holder’s current or former general or limited partners, or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift or to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement in writing, in form and substance reasonably satisfactory to Parent. In addition, restrictions set forth herein shall not apply to transactions relating to (1) shares of Company Ordinary Shares or other securities acquired in open market transactions after the completion of the Business Combination; (2) the transfer to the Company of Company Ordinary Shares or any securities convertible into or exercisable or exchangeable for Company Ordinary Shares to satisfy any tax, including estimated tax, remittance, or other payment obligations of the undersigned arising in connection with a vesting event of the Company’s securities, upon the settlement of restricted stock units or the payment due for the exercise of options or other rights to purchase securities of the Company (including, in each case, by way of a “cashless” or “net exercise” basis and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes, and remittance payments due as a result of such vesting, settlement or exercise including by means of a “net settlement” or otherwise), in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan of the Company described in the Merger Agreement; provided that any remaining shares of Common Stock received upon such vesting, settlement or exercise shall be subject to the terms of this Agreement; (3) the transfer of Company Ordinary Shares or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of Company Ordinary Shares involving a Change of Control (as defined below), provided that, in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Company Ordinary Shares owned by the undersigned shall remain subject to the restrictions contained in this Agreement.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control (or, to the extent required to effect such Change of Control in accordance with it terms, immediately prior to such consummation), all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company’s subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the Company being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of the Company with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Company Ordinary Shares, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, the Company Ordinary Shares beneficially owned by the Holder as specified on the signature page hereto are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to the Company, to:

Medera Inc.
6 Tide Street, 2nd Floor Boston, Massachusetts 02210 Attention: Ronald Li, Chief Executive Officer E-mail: ronald.li@medera-biopharm.com with a copy to (which shall not constitute notice):

Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017
Attention: Richard Aftanas, Esq.
Email: richard.aftanas@hoganlovells.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017
Attention: Richard Aftanas, Esq.
Email: richard.aftanas@hoganlovells.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Medera Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By:
Name:
Title:
Email:
Address:

NUMBER OF LOCK-UP SHARES: [*]

By:
Name:
Title:
Email:
Address:

NUMBER OF LOCK-UP SHARES: [*]

By:
Name:
Title:
Email:
Address:

NUMBER OF LOCK-UP SHARES: [*]

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